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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 13, 1996 (which include an explanatory paragraph regarding the Company's change in method of accounting for the impairment of long-lived assets in 1995, the Company's change in method of accounting for postemployment benefits in 1994 and the Company's change in method of accounting for income taxes in 1993) on our audits of the consolidated financial statements and financial statement schedule of Sun Company, Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which reports are included or incorporated by reference in the Sun Company, Inc. Annual Report on Form 10-K for the year ended December 31, 1995.

     We also consent to the reference to our firm set forth under the caption "Experts" in this Registration Statement.


                                               /s/ COOPERS & LYBRAND L.L.P.
                                               ----------------------------
                                                Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, PA  19103
March 6, 1996